Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-278992 )of our reports dated February 29, 2024, relating to the financial statements of First Advantage Corporation and the effectiveness of First Advantage Corporation’s internal control over financial reporting, which appear in First Advantage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Atlanta, GA
October 31, 2024